UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 29, 2011 (April 28, 2011)

Janus Capital Group Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15253	43-1804048
(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	number)	Identification Number)

151 DETROIT STREET

DENVER, COLORADO 80206

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code

(303) 333-3863

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Janus Capital Group Inc was held in Denver, Colorado, on April 28, 2011.  At that meeting, the stockholders considered and acted upon the following proposals:

Proposal No. 1:  Election of Directors.  By the vote reflected below, our stockholders elected the following individuals as directors for a three-year term:

Director Nominee	For	Against	Abstain	Broker Non-Votes
Paul F. Balser	105,119,794	43,914,851	241,469	14,373,159
Jeffrey J. Diermeier	124,305,144	24,728,725	242,245	14,373,159
Glenn S. Schafer	125,049,507	24,102,073	124,534	14,373,159

Proposal No. 2:  Ratification of the Appointment of Deloitte & Touche LLP as Independent Auditor. By the vote reflected below, our stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ended December 31, 2011:

	For	Against	Abstain
Proposal 2	159,280,888	4,054,851	313,534

Proposal No. 3:  Non-binding Advisory Vote Related to Executive Compensation. By the vote reflected below, our stockholders did not approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers:

	For	Against	Abstain	Broker Non-Votes
Proposal 3	59,890,647	82,667,210	6,718,257	14,373,159

Proposal No. 4:  Non-binding Advisory Vote on Frequency of Executive Compensation Vote. By the vote reflected below, our stockholders recommended, on a non-binding advisory basis, that the Company conduct future shareholder advisory votes every year on the compensation of the Company’s named executive officers:

	1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
Proposal 4	131,301,889	2,379,913	8,851,961	6,742,351	14,373,159

After consideration of the stockholders’ recommendations, the Company has decided to hold an advisory vote on the compensation of the Company’s named executive officers every year until the next vote on frequency, which shall be no later than the Company’s Annual Shareholders’ Meeting in 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Capital Group Inc.

Date: April 29, 2011	By:	/s/ Gregory A. Frost
Executive Vice President and
Chief Financial Officer